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Exhibit 21

Principal Financial Group, Inc. Member Companies
December 31, 2006

Corporation	State of Domicile Country of Domicile
Benefit Fiduciary Corporation	Rhode Island
Boston Insurance Trust, Inc.	Massachusetts
BrasilPrev Seguros e Previdencia S.A.	Brazil
CCB Principal Asset Management Company, LTDA	China
CCIP, LLC	Delaware
CIMB—Principal Asset Management Berhad	Malaysia
Columbus Circle Investors	Connecticut
Delaware Charter Guarantee & Trust Company	Delaware
Distribuidora Principal Mexico, S.A. de C.V.	Mexico
Edge Asset Management, Inc.	Washington
Employers Dental Services, Inc.	Arizona
Equity FC, Ltd.	Iowa
HealthRisk Resource Group, LLC	Iowa
JF MOLLOY & Associates, Inc.	Indiana
Molloy Medical Management Company, Inc.	Indiana
Petula Associates, Ltd.	Iowa
Petula Prolix Development Company	Iowa
PFG DO Brasil LTDA	Brazil
PNB Principal Financial Planners Private Limited	India
PNB Principal Insurance Advisory Company Private Limited	India
Post Advisory Group, LLC	Delaware
Preferred Product Network, Inc.	Delaware
Principal Administradora General de Fondos S.A.	Chile
Principal Afore, S.A. de C.V.	Mexico
Principal Asset Management Company (Asia) Ltd.	Hong Kong
Principal Asset Management, S.A.	Chile
Principal Australia (Holdings) Pty Limited	Australia
Principal Bank	OTS
Principal Capital Global Investors Limited	Australia
Principal Commercial Acceptance, LLC	Delaware
Principal Commercial Funding, LLC	Delaware
Principal Compania de Seguros de Vida Chile S.A.	Chile
Principal Consulting (India) Private Limited	India
Principal Creditos Hipotecarios, S.A.	Chile
Principal Dental Services, Inc.	Arizona
Principal Development Investors, L.L.C.	Delaware

Principal Financial Group, Inc. Member Companies
December 31, 2006

Corporation	State of Domicile Country of Domicile
Principal Enterprise Capital, LLC	Delaware
Principal Financial Advisors, Inc.	Iowa
Principal Financial Group (Australia) Pty Ltd	Australia
Principal Financial Group (Mauritius) Ltd.	Mauritius
Principal Financial Group, Inc.	Delaware
Principal Financial Services (Australia), Inc.	Iowa
Principal Financial Services, Inc.	Iowa
Principal Fondos de Inversion, S.A. de C.V.	Mexico
Principal Fund Management (Hong Kong) Limited	Hong Kong
Principal Funds Distributor, Inc.	Washington
Principal Generation Plant, LLC	Delaware
Principal Global Columbus Circle, LLC	Delaware
Principal Global Investors (Asia) Limited	Hong Kong
Principal Global Investors (Australia) Limited	Australia
Principal Global Investors (Australia) Service Company Pty Limited	Australia
Principal Global Investors (Europe) Limited	United Kingdom
Principal Global Investors (Ireland) Limited	Ireland
Principal Global Investors (Japan) Limited	Japan
Principal Global Investors (Singapore) Limited	Singapore
Principal Global Investors Holding Company, Inc.	Delaware
Principal Global Investors Trust	Delaware
Principal Global Investors, LLC	Delaware
Principal Global Services Private Limited	India
Principal Health Care, Inc.	Iowa
Principal Health Insurance Company	Iowa
Principal Holding Company	Iowa
Principal Insurance Company (Hong Kong) Limited	Hong Kong
Principal International (Asia) Limited	Hong Kong
Principal International de Chile S.A.	Chile
Principal International Holding Company, LLC	Delaware
Principal International Mexico Holding, S.A. de C.V.	Mexico
Principal International, Inc.	Iowa
Principal Investments (Australia) Limited	Delaware
Principal Investors Corporation	New Jersey
Principal Life Insurance Company	Iowa
Principal Management Corporation	Iowa
Principal Mexico Compania de Seguros, S.A. de C.V.	Mexico
Principal Mexico Holding, S.A. de C.V.	Mexico
Principal Mexico Servicios, S.A. de C.V.	Mexico

Principal Financial Group, Inc. Member Companies
December 31, 2006

Corporation	State of Domicile Country of Domicile
Principal Nominee Company (Hong Kong) Limited	Hong Kong
Principal Pensiones, S.A. de C.V.	Mexico
Principal PNB Asset Management Company Private Limited	India
Principal PNB Life Insurance Company Limited	India
Principal Real Estate Fund Investors, LLC	Delaware
Principal Real Estate Holding Company, LLC	Delaware
Principal Real Estate Investors (Australia) Limited	Australia
Principal Real Estate Investors, LLC	Delaware
Principal Real Estate Portfolio, Inc.	Delaware
Principal Reinsurance Company of Vermont	Vermont
Principal Servicios Corporativos Chile LTDA	Chile
Principal Shareholder Services, Inc.	Washington
Principal Siefore, S.A. de C.V.	Mexico
Principal Trust Company (Asia) Limited	Hong Kong
Principal Trustee Company Private Limited	India
Principal Wellness Company	Indiana
Princor Financial Services Corporation	Iowa
Professional Pensions, Inc.	Connecticut
Spectrum Asset Management, Inc.	Connecticut

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Principal Financial Group, Inc. Member Companies December 31, 2006
Principal Financial Group, Inc. Member Companies December 31, 2006
Principal Financial Group, Inc. Member Companies December 31, 2006